Exhibit 10.4

FIRST AMENDMENT TO

PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) dated as of April 27, 2006, is entered into by and between KBS SABAL PAVILION, LLC, a Delaware limited liability company (“Purchaser”), and NCFLA II OWNER LLC, a Delaware limited liability company (“Seller”), with reference to the following recitals:

RECITALS

A. Seller and KBS Capital Advisors LLC, a Delaware limited liability company (“Original Purchaser”), have heretofore entered into that certain Sale, Purchase and Escrow Agreement dated March 28, 2006 (the “Purchase Agreement”).

B. Pursuant to that certain Assignment and Assumption of Purchase Agreement, dated as of April 26, 2006 (the “Assignment and Assumption Agreement”), between Original Purchaser and Purchaser, Original Purchaser assigned all of its interest in the Purchase Agreement to Purchaser. All initially-capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement unless the context clearly indicates otherwise.

C. Seller and Purchaser mutually desire to amend the Purchase Agreement as provided below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1. Approved Title Policy. Pursuant to Section 3.1.3 of the Purchase Agreement, Seller agrees that Purchaser shall be entitled to receive the Owner’s Title Policy in the form contemplated by the title commitment attached hereto as Exhibit A and made a part hereof, and to be modified as outlined in Seller’s letter dated April 26, 2006, in response to Purchaser’s Title Objections, as a condition precedent to the Closing. Seller further agrees that it will comply with the requirements set forth in Sections 3, 5, 6, 7 and 8 on Schedule B-1 of the title commitment attached hereto as Exhibit A.

2. Extension of Closing Date. Section 6.2 of the Purchase Agreement shall be replaced in its entirety with the following:

(a) Purchaser shall have the option (the “Extension Option”), in its sole and absolute discretion, to extend the Closing Date for a period not exceeding thirty (30) days, provided that Purchaser provides Seller with written notice of its election to exercise the Extension Option no less than six (6) business days prior to the original Closing Date. If Purchaser elects to exercise the Extension Option, then simultaneous with its election notice and as a condition precedent to the effectiveness thereof, Purchaser shall deliver to Escrow Agent an additional deposit in the amount of Two Hundred Fifty Thousand Dollars ($250,000) (the “Extension Deposit”).

(b) Purchaser shall have an additional option (the “Second Extension Option”), in its sole and absolute discretion, to extend the Closing Date for another period not exceeding thirty (30) days, provided that Purchaser provides Seller with written notice of its election to exercise the Second Extension Option no less than six (6) business days prior to the Closing Date as extended by the Extension Option. If Purchaser elects to exercise the Second Extension Option, then simultaneous with its election notice and as a condition precedent to the effectiveness thereof, Purchaser shall deliver to Escrow Agent an additional deposit in the amount of Five Hundred Thousand Dollars ($500,000) (the “Second Extension Deposit”).

(c) The Extension Deposit and Second Extension Deposit, once made, will be treated as part of the Deposit. After the Extension Deposit and Second Extension Deposit, if any, is made by Purchaser, all references to the “Deposit” in the Agreement shall mean the Deposits as increased by the Extension Deposit and the Second Extension Deposit.

3. Closing Date. Notwithstanding anything stated to the contrary in the Purchase Agreement, Seller and Purchaser hereby agree that the Closing Date shall be Tuesday, May 30, 2006, subject to Purchaser’s Extension Option and Second Extension Option pursuant to Section 6.2 of the Purchase Agreement, as amended by Paragraph 2 above. Seller and Buyer agree that in the event the Closing Date, as extended, falls on a weekend, Friday or on a Monday, the Closing Date shall be extended to the first Tuesday immediately following such date, provided, however, if such Tuesday is not a business day, the Closing Date shall be extended to the immediately following business day.

4. CC&R Estoppel. Seller agrees that as an additional condition precedent to Purchaser’s obligation to purchase the Property, Purchaser shall be entitled to receive and approve (which approval shall not be unreasonably withheld) no later than five (5) days prior to the Closing Date, an executed estoppel certificate from Sabal Industrial Park Association, Inc. in the form attached hereto as Schedule 1.

5. Easement Agreement. Seller represents that to its actual knowledge, (a) there is no existing breach or default under any provision of the Easement Agreement by and between Highwoods Realty Limited Partnership, a North Carolina limited partnership, and Sabal Park Sunway, L.L.C., a Kansas limited liability company, dated November 12, 2004 and recorded on December 2, 2004, as Instrument No. 2004466840 at Book 14454, Page 1026 in the Official Records of Hillsborough County, Florida, and (b) there are no assessments or fees affecting the Property that are owed to Sabal Park Sunway, L.L.C.

6. Estoppel Certificate. Seller agrees to use commercially reasonable efforts to obtain an executed estoppel certificate and SNDA from the tenant at the Property in the form attached as Exhibit B and Exhibit B-1, respectively, to the Purchase Agreement. Seller further agrees that as an additional condition precedent (the “Tenant Estoppel and SNDA

Condition”) to Purchaser’s obligation to purchase the Property under Section 3.1 of the Purchase Agreement, Purchaser shall be entitled to receive and approve (which approval shall not be unreasonably withheld) no later than May 25, 2006 (the “Estoppel and SNDA Condition Date), subject to Seller’s right to extend the Estoppel and SNDA Condition Date as provided in Paragraphs 7 and 8 below, the executed estoppel certificate and SNDA from the tenant at the Property. In the event Purchaser disapproves the executed estoppel certificate because it (a) discloses information that is inconsistent with the terms of the documents provided under Section 5.1.3 (Leases and Contracts) or Section 5.1.6 (Financial Information) of the Purchase Agreement, or (b) discloses that the Seller is in default under any of its obligations under the Lease referred to therein, Seller acknowledges that such disapproval shall be deemed reasonable.

7. Extension of Estoppel and SNDA Condition Date. In the event Purchaser exercises its Extension Option to extend the Closing Date and Seller has not satisfied the Tenant Estoppel and SNDA Condition by the initial Estoppel and SNDA Condition Date, Seller shall have the right to extend the Estoppel and SNDA Condition Date by the same number of days the Closing Date was extended by Purchaser’s exercise of the Extension Option by providing Purchaser with written notice of its election to extend the Estoppel and SNDA Condition date within one (1) business day after the Estoppel and SNDA Condition Date.

8. Extension of Closing Date and Estoppel and SNDA Condition Date. In the event Purchaser has not exercised its Extension Option to extend the Closing Date and Seller has not satisfied the Tenant Estoppel and SNDA Condition by the initial Estoppel and SNDA Condition Date, Seller shall have the right to (a) extend the Closing Date by up to thirty (30) days, and (b) extend the Estoppel and SNDA Condition Date by the same number of days the Closing Date was extended by Seller, by providing Purchaser with written notice of its election to extend the Closing Date and the Estoppel and SNDA Condition Date within one (1) business day after the Estoppel and SNDA Condition Date.

9. Purchaser’s Assignment. In accordance with the requirements under Section 16.9 of the Purchase Agreement, Purchaser hereby provides to Seller a copy of, and Seller acknowledges receipt of, the Assignment and Assumption Agreement, a copy of which is attached hereto as Exhibit B.

10. Inspection Period. Purchaser acknowledges that the Inspection Period has expired.

11. Conditions to Purchaser’s Obligations to Close. In the event Seller is unable to obtain the estoppel certificates and SNDA as provided in Paragraphs 4 and 6 within the time specified, Purchaser’s sole remedies shall be to either (a) waive such conditions and proceed to Closing, or (b) terminate the Purchase Agreement and receive a full refund of the Deposit, whereupon the parties shall be released from further liability, except for such obligations that expressly survive termination.

12. No Other Amendments; This Amendment Governs and Controls. Except as expressly modified hereby, the Purchase Agreement shall remain unmodified and in full force and effect. To the extent any of the provisions of this Amendment are inconsistent with any of the provisions set forth in the Purchase Agreement, the provisions of this Amendment shall govern and control.

13. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. Each counterpart may be delivered by facsimile transmission. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto.

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IN WITNESS WHEREOF, Purchaser and Seller have executed this Amendment as of the day and year first above written.

PURCHASER:

KBS SABAL PAVILION, LLC, a Delaware limited liability company

By:	KBS REIT ACQUISITION II, LLC, a Delaware limited liability company, its sole member

	By:	KBS LIMITED PARTNERSHIP, a Delaware limited partnership, its sole member

		By:	KBS REAL ESTATE INVESTMENT TRUST, INC., a Maryland corporation, general partner

			By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer

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SELLER:

NCFLA II OWNER LLC, a Delaware limited liability company

By:	/s/ Troy Cox
Name:	Troy Cox
Title:	Authorized Representative